UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2022

MainStreet Bancshares, Inc.

(Exact name of Registrant as Specified in Its Charter)

Virginia	001-38817	81-2871064
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10089 Fairfax Boulevard, Fairfax, VA		22030
(Address of Principal Executive Offices)		(Zip Code)

(703) 481-4567

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MNSB	The Nasdaq Stock Market LLC
Depositary Shares (each representing a 1/40th interest in a share of 7.50% Series A Fixed-Rate Non-Cumulative Perpetual Preferred Stock	MNSBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.

On September 15 and 25, 2020, the Company issued an aggregate of 1,150,000 depositary shares (the “Depositary Shares”), each representing a 1/40th ownership interest in a share of the Company’s 7.50% Series A Fixed-Rate Non-Cumulative Perpetual Preferred Stock, par value $1.00 per share (the “Series A Preferred Stock”), with a liquidation preference of $1,000 per share of Series A Preferred Stock (equivalent to $25 per Depositary Share), which represents $28,750,000 in aggregate liquidation preference.

On February 16, 2022, the Board of Directors declared the quarterly cash dividend on the outstanding shares of the Series A Preferred Stock. The declared cash dividend equated to approximately $0.47 per Depositary Share, or $18.75 per share of Series A Preferred Stock outstanding. The cash dividend is payable on March 30, 2022, to shareholders of record as of the close of business on March 15, 2022. When, as, and if declared by the Board of Directors, future dividend payment dates on the Series A Preferred Stock and associated Depositary Shares will be payable quarterly, in arrears, on March 30, June 30, September 30 and December 30 of each year.

The Company’s Depositary Shares trade on the Nasdaq Capital Market under the symbol “MNSBP.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAINSTREET BANCSHARES, INC

Date: February 17, 2022	By:	/s/ Thomas J. Chmelik
Name: Thomas J. Chmelik
Title: Chief Financial Officer

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